UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 1, 2009 (September 25, 2009)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K/A is being filed by Seneca Gaming Corporation (the “Corporation”) to amend and supplement the Corporation’s Current Report on Form 8-K dated September 4, 2009 and filed September 11, 2009 (the “Prior Report”).  The Prior Report, among other matters, announced the appointment by the Council of the Seneca Nation of Indians of Robert Mele, Mark Halftown, Ina Locke, Richard K. Nephew and Karen Karsten as directors of the Corporation.  At the time of the filing, a determination as to whether any of the appointees would serve on the Audit Committee of the Board of Directors had not yet been made.

On September 25, 2009, the Board of Directors appointed Directors Robert Mele, Mark Halftown, Richard K. Nephew and Karen Karsten to serve on the Audit Committee of the Board of Directors.  Director Kevin Seneca remains on the Audit Committee.

Also on September 25, 2009, Jeffrey L. Gill resigned from the Audit Committee, and was appointed to serve as Chairman of the Board of Directors.  In addition to appointment of a new Chairman, the Board appointed Robert Mele as Vice Chairman, and Karen Karsten to serve as Secretary.  Board officers are elected to serve in such capacities until the Board’s next annual meeting and until their successors are elected, or appointed and qualified, or until their earlier resignation or removal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION

Date: October 1, 2009	/s/ Catherine Walker
	Name:	Catherine Walker
	Title:	Chief Operating Officer